China Redstone Group Reports Second Quarter Fiscal Year 2011 Financial Results

CHONGQING, China, November 16, 2010 – China Redstone Group (OTC Bulletin Board: CGPI.OB) ("Redstone" or the "Company"), the largest private provider of cemetery products and services in Chongqing, China, today announced financial results of the second quarter ended September 30, 2010.

-   Q2 FY11 revenue increased 71.7% to $11.6 million, driven by both unit growth and pricing increases

-  Q2 FY11 Non-GAAP adjusted net income increased 82.5% to $5.0 million with adjusted EPS of $0.39

-  Gross margin increased 390 basis points to 61.3%

-  China Redstone reaffirms guidance for FY2011: Revenue of $40.0 million and net income of $19.5 million with EPS of $1.45

-  Management to host earnings conference call on November 16, 2010 at 9:00am ET

SUMMARY FINANCIALS

Fiscal Second Quarter 2011 Results (unaudited)
	Q2 2011	Q2 2010	CHANGE
Net Sales	$11.6 million	$6.7 million	+71.7%
Gross Profit	$7.1 million	$3.9 million	+83.0%
GAAP Net Income Adjusted Non-GAAP Net Income	$4.7 million $4.9 million (1)	$2.7 million $2.7 million	+72.7% +80.1%
GAAP EPS (Diluted) Adjusted Non-GAAP EPS (Diluted)	$0.37 $0.39 (1)	$0.36 $0.36	+2.8% +8.3%
Weighted Average Shares	12.7 million	8.8 million	+44.0%

(1)Excluding loss on change in fair value of warrants of $0.3 million for Q2 2011.  For more information about the non-GAAP financial measures contained in this press release, please see "About Non-GAAP Financial Measures" below.

Second Quarter FY 2011 Financial Results

Revenue for the second quarter of fiscal year 2011 increased 71.7% to approximately $11.6 million compared to $6.7 million for the second quarter of fiscal 2010.  All revenue in the quarter was generated by selling cemetery plot sales. The significant increase in revenue was driven by enhanced marketing and advertising efforts and the successful sell through of new cemetery plots which were recently completed. For the second fiscal quarter of fiscal 2011, which ended September 30, the Company sold 1,726 plots, representing a 34.6% increase from the second quarter ended September 30, 2010. The average sales price per plot for the second quarter of fiscal 2011 was $6,800, 25.8% higher than the second quarter of fiscal 2010 and well above the $5,000 to $6,250 the Company forecasts for fiscal year ending March 31, 2011.

Fiscal year ending March 31	Q1 2011	Q2 2011	FY 2011 YTD	FY 2011 Guidance
Cemetery Plot Sales	1,824	1,726	3,580	7,000
Average Sales Per Plot	$6,557	$6,800	$6,613	$5,000 - $6,250

"We are pleased with our positive operating results which are the result of timely execution of our growth plan," stated Mr. Yivou Ran, Chairman and Chief Executive Officer of China Redstone. "We continue to experience robust growth in our cemetery business, which showed measured gains in revenues, number of plots sold and average sales price. As one of the few private cemetery companies in Chongqing with a large inventory of desirable plots, we are uniquely positioned to benefit from the secular growth in this industry.”

Gross profits for the second quarter of fiscal 2011 were $7.1 million with gross margins of 61.3%, compared to $3.9 million in gross profit and gross margins of 57.4% for the second quarter of fiscal 2010. The increase in gross profit was primarily due to a decrease in cemetery development cost per plot and an increase in sales of deluxe tombs which generate approximately 20% higher margins than traditional tombs. In addition, the Company applied a new technology for casting shale stone memorials which led to a 60% decrease in the use of raw materials, which led to a cost savings on average of approximately 3% per cemetery plot.

Operating expenses for the second quarter of fiscal 2011 were approximately $0.7 million, an increase of 73.8% compared to the same period in 2010, which resulted from higher advertising expenses to attract more customers, and higher general and administrative expenses commensurate with increased sales activities, in addition to public company expenses.

Operating income for the second quarter of fiscal 2011 totaled approximately $6.4 million, an 84.1% increase from $3.5 million reported for the second quarter of fiscal 2010. Operating margins increased 370 basis points for the second quarter of fiscal 2011 over the same period of the prior year.

GAAP net income was approximately $4.7 million for the second quarter of fiscal 2011, a 72.7% increase from the second quarter of fiscal 2010. Diluted earnings per share were $0.37 for the second quarter of fiscal 2011 compared to $0.31 for the second quarter of fiscal 2010, based upon 12.7 million and 8.8 million diluted common shares outstanding, respectively. Adjusted Non-GAAP net income excluding a $0.3 million loss on change in fair value of warrants in the second quarter was $5.0 million, or $0.39 per diluted common share based on 12.7 million diluted common shares outstanding for the second quarter of fiscal 2011.

FY 2011 Six Months Financials Results

For the first six months of fiscal 2011, revenue increased 57.2% to $23.7 million from $15.1 million in the same period of the prior year.  Year-to-date, the Company sold 3,580 plots, representing a 23.1% increase from the first six months ended fiscal 2010. Average sales price per plot for the first six months of fiscal 2011 increased 27.1% to $6,613. Cost of goods sold increased 36.8% to $9.3 million yielding gross profits of $14.4 million and gross margin of 60.9% for the first six months of fiscal 2011. Operating expenses increased 241.3% to $2.6 million due to improved sales levels and the costs for being a public company. Income from operations increased 57.1% to $11.8 million with operating margins of 55.0%. GAAP net income for the first six months of fiscal 2011 was $9.5 million and diluted earnings per share was $0.75 compared to net income of $5.9 million and diluted earnings per share of 0.67 in the same period of fiscal 2010, based on 12.7 million shares and 8.8 million shares, respectively. Adjusting for the $0.7 million non-cash gain for the change in fair value of warrants, net income was $9.0 million for the first six months of fiscal 2011, yielding $0.71 in diluted earnings per share, respectively.

Balance Sheet and Cash Flow

Cash and cash equivalents totaled $8.0 million on September 30, 2010, compared to $9.4 million on March 31, 2010. Inventory was approximately $13.2 million on September 30, 2010, versus approximately $11.2 million on March 31, 2010. The Company had a current ratio of 4.1 to 1 and stockholders’ equity of $47.6 million, with total assets of $62.9 million versus total liabilities of $15.3 million on September 30, 2010.

For the first six months of fiscal 2011, net cash used in operating activities was $1.2 million versus $1.1 million for the same period in 2010. The increase was primarily attributable to $11.8 million in supplier advances to support further expansion of its cemetery property and prepare 4,170 additional plots for sale.

Fiscal 2011 Guidance

Based on the strong results recorded in the first six months of fiscal 2011, Management reaffirms guidance of sales of $40 million and net income of $19.5 million with EPS of $1.45 for the fiscal year ending March 31, 2011. Guidance assumes 7,000 plots sold at an average sales price of $5,000 to $6,250.

“Momentum in our business is reflective of the strong secular growth drivers and underlying fundamentals in the death care industry. We own the largest cemetery in Chongqing which is located in a peaceful, convenient location with recognized “Feng Shui” and are becoming a natural choice for many families making advance purchase decisions for multiple plots. Our marketing efforts have further strengthened our brand image, which we expect to lead to further pricing power, and we are confident in surpassing 7,000 cemetery plots sold this year. With 16.47 acres under development and 136.74 acres for future development, equating to more than 200,000 standard plots and 300,000 – 400,000 wall tomb and inside room tomb, we are in a position to grow organically for years to come without the need to acquire more property.”

Conference Call

The conference call will take place at 9:00 a.m. ET on Tuesday, November 16, 2010. Interested participants should call 1-877-941-1427 when calling within the United States or 1-480-629-9664 when calling internationally (passcode 4383892).

This conference call will be broadcast live over the Internet and can be accessed by all interested parties by clicking on this link: http://viavid.net/dce.aspx?sid=00007DA3, or visiting http://www.viavid.net, where the webcast can be accessed through November 23, 2010.

A playback will be available through November 23, 2010. To listen, please call 1-877-870-5176 within the United States or 1-858-384-5517 when calling internationally (passcode 4383892).

About China Redstone Group, Inc.

China Redstone is a cemetery developer and provider of cemetery products and services in Chongqing, China, through its contractually controlled affiliate Chongqing Foguang Tourism Development (Group) Co., Ltd. Founded in 2002, the Company provides a complete range of funeral merchandise and services, including cemetery property, both at the time of need and on a preneed basis. Its cemeteries are highly regarded in terms of a number of factors such as tradition, reputation, physical size, capacity of business, available supply, name recognition, aesthetics and potential for development or expansion.

About Non-GAAP Financial Measures

This press release contains non-GAAP financial measures. The Company believes that these non-GAAP financial measures are useful to investors because they exclude non-cash charges that management excludes when it internally evaluates the performance of the Company's business and makes operating decisions, including internal budgeting, and performance measurement, because these measures provide a consistent method of comparison to historical periods. Moreover, management believes these non-GAAP measures reflect the essential operating activities of China Redstone Group, Inc. Accordingly, management excludes the change in derivative liabilities. The Company believes that providing to its investors the non-GAAP measures that management uses is useful to investors for a number of reasons. The non-GAAP measures provide a consistent basis for investors to understand the Company's financial performance in comparison to historical periods. In addition, it allows investors to evaluate the Company's performance using the same methodology and information as that used by our management. Non-GAAP measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of judgment of which charges are excluded from the non-GAAP financial measure. However, our management compensates for these limitations by providing the relevant disclosure of the items excluded.

Reconciliation of GAAP Net Income to Adjusted Net Income (Unaudited)

Three Months Ended September 30,	2010	2009
GAAP Net (loss) income	$ 4,721,996	$ 2,734,158
Change in fair value of derivative liabilities	$(269,933)	--
Adjusted net income after tax	$ 4,922,534	$ 2,734,158
Weighted Average Shares Outstanding	12,672,262	8,800,000
Adjusted Earnings Per Share	$0.39	$0.31

Six Months Ended September 30,	2010	2009
GAAP Net (loss) income	$ 9,518,811	$ 5,887,760
Change in fair value of derivative liabilities	$ 664,499	--
Adjusted Net income	$ 9,028,358	$ 5,887,760
Weighted Average Shares Outstanding	12,663,929	8,800,000
Adjusted Earnings Per Share	$0.71	$0.67

Safe Harbor Statement

Certain statements set forth in this press release constitute "forward-looking statements." Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words "estimate," "project," "intend," "forecast," "anticipate," "plan," "planning," "expect," "believe," "will likely," "should," "could," "would," "may" or words or expressions of similar meaning. Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause the company's actual results and financial position to differ materially from those included within the forward-looking statements. Forward-looking statements involve risks and uncertainties, including those relating to the Company's ability to grow its business. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, the Company's limited operating history, the limited financial resources, domestic or global economic conditions -- especially those relating to China, activities of competitors and the presence of new or additional competition, and changes in Federal or State laws, restrictions and regulations on doing business in a foreign country, in particular China, and conditions of equity markets. More information about the potential factors that could affect the Company's business and financial results is included in the Company's filings, available via the United States Securities and Exchange Commission.

For further information, contact:

  China Redstone Group, Inc.
  Mr. Michael Wang, CFO
  Tel: +1-888-600-7955

Or

     Ted Haberfield , Executive VP
     HC International, Inc.
     Tel: +1-760-755-2716
     Email: thaberfield@hcinternational.net
     Web: http://www.hcinternational.net

-- Tables to Follow –

CHINA REDSTONE GROUP, INC
CONSOLIDATED BALANCE SHEETS

	September 30, 2010	March 31, 2010
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$8,005,280	$9,367,276
Inventory	13,209,870	11,194,905
Construction in progress - cemetery property	11,832,041	-
Other current assets	-	2,430
TOTAL CURRENT ASSETS	33,047,191	20,564,611

PROPERTY AND EQUIPMENT, NET	7,171,687	7,241,174

OTHER NON-CURRENT ASSETS
Costs incurred for real estate projects in progress	8,682,600	10,122,300
Related party receivable	1,437,120	1,408,320
Prepaid lease expense	784,232	787,412
Intangible assets , net	11,758,545	11,787,903
TOTAL OTHER NON-CURRENT ASSETS	22,662,497	24,105,935

TOTAL ASSETS	$62,881,375	$51,911,720

LIABILITIES & STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$110,070	$113,197
Welfare payable	99,049	97,064
Taxes payable	1,655,381	1,441,490
Other accrued payables	68,370	76,507
Current portion of deferred revenue	436,431	425,000
Accrued inventory purchases	-	443,036
Short-term notes payable	2,076,339	2,474,829
Warrant derivative liability	701,827	1,366,326
TOTAL CURRENT LIABILITIES	5,147,467	6,437,449

LONG-TERM LIABILITIES
Long-term other payables	589,349	-
Deferred revenue	9,587,343	9,625,403
TOTAL LONG-TERM LIABILITIES	10,176,692	9,625,403

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS' EQUITY
Preferred stock, 20,000,000 shares authorized, $0.001 par value; no shares issued and outstanding	-	-
Common stock, 100,000,000 shares authorized, $0.001 par value; 12,672,262 and 12,402,262 shares issued and outstanding, respectively	12,673	12,402
Additional-paid-in capital	16,826,897	15,488,593
Retained earnings	27,680,674	18,161,863
Accumulated other comprehensive income	3,036,972	2,186,010
TOTAL STOCKHOLDERS' EQUITY	47,557,216	35,848,868

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$62,881,375	$51,911,720

CHINA REDSTONE GROUP, INC.
CONSOLIDATED  STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the three months ended September 30, 2010	For the three monts ended September 30, 2009	For the six months ended September 30, 2010	For the six months ended September 30, 2009
REVENUE	$11,581,873	$6,746,388	$23,676,460	$15,063,916

COST OF GOODS SOLD	4,487,805	2,870,697	9,261,263	6,770,583

GROSS PROFIT	7,094,068	3,875,691	14,415,197	8,293,333

OPERATING E X P E N S E S
Selling expenses	66,274	36,421	135,199	81,341
General & administrative expenses	656,454	379,350	2,438,252	672,643
TOTAL OPERATING EXPENSES	722,728	415,771	2,573,451	753,984

INCOME FROM OPERATIONS	6,371,340	3,459,920	11,841,746	7,539,349

OTHER INCOME (EXPENSES)
Other income	223,043	81,431	340,887	184,712
Gain on change in fair value of warrants classified as derivatives	(269,933)	-	664,499	-
Interest expenses	(50,419)	(59,400)	(106,675)	(118,800)
Interest income	23,044	2,495	38,812	4,924
Rental income, net	59,483	65,433	120,789	130,866
Non-operating expenses	-	-	(2,612)	-
TOTAL OTHER INCOME (EXPENSES)	(14,782)	89,959	1,055,700	201,702

INCOME BEFORE INCOME TAXES	6,356,558	3,549,879	12,897,446	7,741,051

INCOME TAXES	(1,634,562)	(815,721)	(3,378,635)	(1,853,291)

NET INCOME	$4,721,996	$2,734,158	$9,518,811	$5,887,760

OTHER COMPREHENSIVE INCOME
Foreign currency translation	694,332	31,327	850,962	50,280
COMPREHENSIVE INCOME	$5,416,328	$2,765,485	$10,369,773	$5,938,040

EARNINGS PER SHARE:
EARNINGS PER SHARE - BASIC	$0.37	$0.31	$0.75	$0.67
EARNINGS PER SHARE - DILUTED	$0.37	$0.31	$0.75	$0.67
WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC	12,672,262	8,800,000	12,663,929	8,800,000
WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	12,672,262	8,800,000	12,663,929	8,800,000

CHINA REDSTONE GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH  FLOWS

	For the six months ended September 30, 2010	For the six months ended September 30, 2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$9,518,811	$5,887,760

Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	178,720	161,465
Gain on change in fair value of warrants classified as derivatives	(664,499)	-
Stock issued for consulting services	1,220,450	-
Stock issued for board of director fees	118,126	-
Changes in assets and liabilities:		-
Accounts receivable	-	61,468
Inventory	189,219	(2,334,934)
Prepaid lease expense	2,662	-
Other currents assets	-	30
Prepayments to related party supplies	-	(4,841,130)
Accounts payable	(29,940)	29,609
Taxes payable	184,412	(29,062)
Other accrued payables	(9,702)	3,433
Accrued inventory purchases	(452,097)	-
Deferred revenue	(232,158)	-
Net cash provided by (used in) operating activities	10,613,353	(1,061,361)

CASH FLOWS FROM INVESTING ACTIVITIES:
Construction in progress - cemetery property	(11,832,041)	-
Net cash used in investing activities	(11,832,041)	-

CASH FLOWS FROM FINANCING ACTIVITY:
Long-term other payables	589,349	-
Payment on note payable	(449,100)	-
Net cash provided by financing activities	140,249	-

Net decrease in cash and cash equivalents	(1,667,788)	(1,061,361)

Effects of foreign exchange	305,792	1,902

Cash and cash equivalents, beginning of period	9,367,276	1,392,961

Cash and cash equivalents, end of period	$8,005,280	$333,502

SUPPLIMENTAL INFORMATION
Interest paid	$109,052	$59,552
Taxes paid	$3,463,456	$1,034,519